Stock Information Center
                       IGA Federal Savings
                      213 West Street Road
                Feasterville, Pennsylvania  19053

                        Stock Order Form

_________________________________________________________________
Deadline the Subscription Offering ends at _________ p.m., Eastern Time, on ________, 1999. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received at the address on the top of this form by this deadline, or it will be considered void.
_________________________________________________________________

(1) Number of Shares     Price Per Share     (2) Total Amount Due
____________________        X $10.00 =       $___________________

The minimum number of shares that may be subscribed for is 25. The maximum individual subscription, when combined with exchange shares, is 30,000 shares in the Subscription Offering and Direct Community Offering.
_________________________________________________________________

Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to JADE FINANCIAL CORP. for $__________ (or cash if presented in person).

(4) [ ] I authorize IGA Federal Savings to make withdrawals from my IGA Federal Savings certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

          Account Number(s)              Amount(s)
          __________________         __________________
          __________________         __________________
          __________________         __________________
          __________________         __________________
            Total Withdrawal         __________________

_________________________________________________________________

(5) [ ]   Check here if you are a director, officer or employee
          of IGA Federal Savings or a member of such person's
          immediate family.
_________________________________________________________________

(6) [ ]   Associate - Acting in Concert
          Check here and complete the reverse side of this form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Subscription Offering and/or Direct Community Offering.
_________________________________________________________________

(7)  Purchaser Information (additional space on back of form)

(a) [ ] Eligible Account Holder - Check here if you were a depositor with IGA Federal Savings as of March 31, 1998. Enter information below for all deposit accounts that you had at IGA Federal Savings on March 31, 1998.

(b) [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with IGA Federal Savings as of June 30, 1999, but are not an Eligible Account Holder; Enter information below for all deposit accounts that you had at IGA Federal Savings on June 30, 1999.

(c) [ ] Other Member - Check here if you were a depositor of IGA Federal Savings as of ______ ___, 1999 or a borrower of IGA Federal Savings with loans outstanding as of __________________ which continue to be outstanding as of __________________, 1999 but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at IGA Federal Savings on __________________, 1999.

(d) [ ] Local Community - Check here if you are a permanent resident of Philadelphia, Bucks, Chester or Delaware
          Counties, Pennsylvania.

          Account Title (Names on Accounts)   Account Number
          _________________________________   ______________
          _________________________________   ______________
          _________________________________   ______________

_________________________________________________________________

(8) Stock Registration

[ ] Individual
[ ] Joint Tenants
[ ] Tenants in Common
[ ] Uniform Transfer to Minors
[ ] Uniform Gift to Minors
[ ] Corporation
[ ] Partnership
[ ] Individual Retirement Account
[ ] Fiduciary Trust (Under Agreement Dated __________)
_________________________________________________________________

Name __________________   Social Security or Tax I.D. ___________
Name __________________   Social Security or Tax I.D. ___________
Street Address __________________________________________________
Daytime Telephone __________________
City ____________________ State _________ Zip Code ______________
Evening Telephone __________________
_________________________________________________________________

[ ] NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

     Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member had a beneficial interest. To comply with conditions under which an exemption from the NASD's interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
_________________________________________________________________

Acknowledgment. By signing below, I acknowledge receipt of the Prospectus dated __________________, 1999 and understand I may not change or revoke any order once it is received by JADE FINANCIAL CORP. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. IGA Federal Savings will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and I am not subject to backup withholding. You must cross out this item above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of the under-reporting of interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Signature. THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the Certification Form on the reverse side. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. THE SHARES OF COMMON STOCK HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

________________________   _____________________   ______________
       Signature           Title (if applicable)        Date

________________________   _____________________   ______________
       Signature           Title (if applicable)        Date

FOR OFFICE         Date Rec'd ___/___/___   Order #  ____________
USE                Check   ______________   Category ____________
Batch #_________   Amount $______________   Deposit $____________

_________________________________________________________________

                     JADE FINANCIAL CORP.
        Proposed Holding Company for IGA Federal Savings
_________________________________________________________________

Item (6)

Associates listed                                    Number of
other stock orders                                 shares ordered
___________________________                        ______________
___________________________                        ______________
___________________________                        ______________

Item (7) continued:  Purchaser Information

Account Title (Names on Accounts)                  Account Number
___________________________                        ______________
___________________________                        ______________
___________________________                        ______________

Definition of Associate

     The term "associate" of a person is defined to mean (i) any corporation or other organization (other than JADE FINANCIAL CORP. ("Holding Company"), IGA Federal Savings, (or a majority owned subsidiary of IGA Federal Savings) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of JADE FINANCIAL CORP. or IGA Federal Savings in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of JADE FINANCIAL CORP. or IGA Federal Savings in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of JADE FINANCIAL CORP. or IGA Federal Savings or any of their subsidiaries.

                       CERTIFICATION FORM
         (This Certification Must Be Signed In Addition
            to the Stock Order Form On Reverse Side)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE
PER SHARE, OF JADE FINANCIAL CORP. IS NOT A DEPOSIT OR AN ACCOUNT
AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY IGA
FEDERAL SAVINGS, OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision, Northeast Regional
Director, Michael Simone, at __________________.

I further certify that, before purchasing the shares of common stock of JADE FINANCIAL CORP., I received a copy of the Prospectus dated, August ___, 1999 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 1 of the
Prospectus:

     1.   IGA is Now a Taxable Institution
     2. Our Return on Equity Will Decrease and Our Expenses Will Increase After Conversion
     3.   Risk of Making Commercial Real Estate Loans and
          Commercial Business Loans
     4.   Rising Interest Rates May Hurt Our Profits
     5.   The Creation of the Charitable Foundation Will Reduce
          Our Earnings
     6. If our Computer Systems Do Not Properly Work on January 1, 2000, our Business Operations Will be Disrupted
     7. The Amount of Common Stock We Will Control, Our Articles of Incorporation and Bylaws and State and Federal Statutory Provisions Could Discourage Hostile Acquisitions of Control


__________________   _________     __________________   _________
Signature            Date          Signature            Date

                      JADE FINANCIAL CORP.
     Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions

     Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum individual subscription is 30,000 shares in the Subscription and Direct Community Offerings. JADE FINANCIAL CORP. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

     Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to JADE FINANCIAL CORP. DO NOT MAIL CASH. Your funds will earn interest at IGA Federal Saving's current passbook rate of _________%.

     Item 4 - To pay by withdrawal from a savings account or certificate at IGA Federal Savings, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a certain withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

     Item 5 - Please check this box to indicate whether you are a director, officer or employee of IGA Federal Savings, or a member of such person's immediate family.

     Item 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

     Item 7 - Please check the appropriate box if you were:

          (a)  A depositor at IGA Federal Savings as of March 31,
               1998. Enter information below for all deposit accounts that you had a IGA Federal Savings on March 31, 1998.

          (b) A depositor at IGA Federal Savings as of June 30, 1999, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at IGA Federal Savings on June 30, 1999.

          (c) A depositor of IGA Federal Savings as of __________________, 1999 or a borrower of IGA
               Federal Savings with loans outstanding as of ___________________________ which continue to be outstanding as of __________________, 1999, but
               are not an Eligible Account Holder or a
               Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at IGA Federal Savings on _______________, 1999.

          (d)  A permanent resident of Philadelphia, Bucks,
               Chester or Delaware Counties, Pennsylvania.

     Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of JADE FINANCIAL CORP. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax ID number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the accountholder's names.

Stock Ownership Guide

     Individual - The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

     Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for his ownership.

     Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

     Uniform Gift to Minors - For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

     Restrictions - On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. Use the minor's social security number.

     Corporation/Partnership - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have a depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

     Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. IGA Federal Savings does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

     Fiduciary Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

     Restrictions - On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the dame of the document governing the relationship. The date of the document need not be provided for a trust created by a Will.